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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 2)


                                 CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   December 15, 2004
                                                 ------------------------


                               Health Grades, Inc.
       ------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


      Delaware                                0-22019                 62-1623449
---------------------------             ------------------      ------------------------

(State or Other Jurisdiction             (Commission File            (IRS Employer
   of Incorporation)                          Number)              Identification No.)

  44 Union Boulevard, Suite 600
         Lakewood, Colorado                                              80228
------------------------------------                                  ------------
(Address of Principal Executive Offices)                               (Zip Code)


Registrant's telephone number, including area code     (303) 716-0041
                                                      ------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Explanatory note: The sole purpose of this Amendment is to correct the exercise price per share of options granted to J.D. Kleinke described below.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Reference is made to information contained in Item 5.02 of this report regarding the salary payable to, and options granted to, J.D. Kleinke, Vice Chairman of Health Grades, Inc. ("Health Grades"). Such information is incorporated into this Item 1.01 by reference.


ITEM 5.02. DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On December 15, 2004, the Board of Directors of Health Grades, Inc. ("Health Grades") appointed J.D. Kleinke Vice Chairman of the Board of Directors, effective January 1, 2005. This is an executive position, and Mr. Kleinke has become a part-time employee of the Company. In connection with Mr. Kleinke's appointment, the Compensation Committee of the Board of Directors of Health Grades determined that Mr. Kleinke's salary will be $100,000 per annum, and granted options to Mr. Kleinke to purchase 150,000 shares of Health Grades common stock at an exercise price of $2.90 per share. The shares underlying the option vest in equal increments on each of the first three anniversaries of the date of grant, and the option has a ten year term.

Mr. Kleinke is 42 years old. He has served as a director of Health Grades since April 2002. Since September 2004, Mr. Kleinke has served as Chairman of the Board and Executive Director of Omnimedix Institute, a non-profit healthcare research and information technology development organization. In addition, since April 1998, Mr. Kleinke has served as President and Chief Executive Officer of HSN, a healthcare consulting company owned by Mr. Kleinke. From May 1992 to February 1998, Mr. Kleinke served in various capacities for HCIA, Inc., a healthcare information company that provides information products and services to healthcare systems, managed care organizations and pharmaceutical companies.

Mr. Kleinke will continue to serve Omnimedix Institute and HSN in the capacities described above.

The Board of Directors also elected Kerry R. Hicks, Health Grades' President and Chief Executive Officer, to the additional position of Chairman of the Board of Directors.

In addition, also on December 15, 2004, the Board of Directors of Health Grades elected Mark Pacala to the Board of Directors. Mr. Pacala is a Managing Director of Essex Woodlands Health Ventures, a healthcare industry venture capital firm. Essex Woodlands Health Ventures Fund IV, L.P., an affiliate of Essex Woodlands, holds approximately 37% of Health Grades' outstanding common stock.
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Health Grades; Kerry Hicks, Health Grades' Chairman, President and Chief
Executive Officer; David Hicks, Health Grades' Executive Vice President - Information Technology; Sarah Loughran, Health Grades' Executive Vice President
- Provider Services; and certain of Health Grades' former executive officers have agreed to take such actions (including in the case of the individuals, voting their shares) as are in their control so that (1) Health Grades' Board of Directors is comprised of no more than eight members and (2) one designee of Essex Woodlands Health Ventures Fund IV, L.P. is elected to the Board of Directors. Mr. Pacala was elected to the Board of Directors pursuant to the designation of Essex Woodlands Health Ventures Fund IV, L.P.

Mr. Pacala was named to serve on the Compensation Committee of the Board of Directors.

In connection with the actions described above, the Board of Directors reconstituted its two committees. The members of the Audit Committee are Peter H. Cheesbrough (Chairman), Leslie S. Matthews, M.D. and John J. Quattrone. The members of the Compensation Committee are Mr. Quattrone (Chairman), Mr.Cheesbrough and Mr.Pacala.
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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HEALTH GRADES, INC.
                                    (Registrant)

                                    By:   ALLEN DODGE
                                          -------------------
                                          Allen Dodge
                                          Senior Vice President  - Finance
                                          and Chief Financial Officer



Dated:  February 14, 2005